QCR HOLDINGS, INC.

a relationship driven organization®

Investor Presentation
May 2015
Filed Pursuant to Rule 433
Registration Statement No. 333-197129
Issuer Free Writing Prospectus Dated May 4, 2015
Relating to Preliminary Prospectus Supplement Dated May 4, 2015

QCR HOLDINGS, INC.

a relationship driven organization®

This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, descriptions of the financial condition, results of operations, asset and credit quality trends, profitability, projected earnings, future plans, strategies and expectations of QCR Holdings Inc. (the “Company”). The
Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,”
“anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “could,” “should” or similar expressions. These forward-looking statements express management’s current expectations or forecasts of future events, and by their nature, are subject to risks and uncertainties. Therefore, there are a number of factors that might cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: (i) the effects of future economic, business and market conditions and changes, domestic and foreign, including seasonality; (ii) governmental monetary and fiscal policies; (iii) legislative and regulatory changes, including changes in banking, securities and tax laws and regulations such as the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted Basel III regulatory capital reforms and their application by the Company’s regulators, and changes in the scope and cost of
Federal Deposit Insurance Corporation insurance and other coverages; (iv) changes in accounting policies, rules and practices; (v) the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and other interest sensitive assets and liabilities;
(vi) the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (vii) changes in borrowers’ credit risks and payment behaviors; (viii) changes in the availability and cost of credit and capital in the financial markets;
FORWARD-LOOKING STATEMENTS

(ix) changes in the prices, values and sales volumes of residential and commercial real estate; (x) the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; (xi) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (xii) changes in technology or products that may be more difficult, costly, or less effective than anticipated; (xiii) the effects of war or other conflicts, acts of terrorism or other catastrophic events, including hurricanes, storms, droughts, tornados and flooding, that may affect economic conditions generally and in the Company’s markets; (xiv) the failure of assumptions and estimates used in the Company’s reviews of its loan portfolio, the review of its credit grading methods by an independent firm and the Company’s analysis of its capital position; and (xv) such other matters as discussed in this presentation or identified in the Company’s periodic filings with the Securities and Exchange
Commission, particularly those matters described under the heading “Risk Factors” in its Annual Report on Form
10-K for the year ended December 31, 2014. You are cautioned not to place undue reliance on forward-looking statements, which reflect the Company’s outlook only and speak only as of the date of this presentation or the dates indicated in the statements. The Company assumes no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
This presentation is a summary only. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information contained herein.
This presentation is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company.
Any offer to
sell
or solicitation of an offer to purchase securities of the Company will be made only pursuant to the preliminary prospectus supplement and accompanying prospectus filed with the Securities and Exchange
Commission.
FORWARD-LOOKING STATEMENTS - Continued

These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirement of Regulation G, QCR Holdings, Inc. has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable
GAAP financial measure.
NON-GAAP FINANCIAL MEASURES

QCR HOLDINGS, INC.
a relationship driven organization®

Offering Overview
Offering Summary
Issuer QCR Holdings, Inc.
Listing: Ticker NASDAQ: QCRH
Closing Price
(1)
$18.77
Offering Type Follow-on offering of common stock
Shares Offered 2,800,000
Overallotment 15%
Use of Proceeds
Repay senior debt and redeem subordinated debt at the parent
General corporate purposes, including, supporting the restructure of certain long-term, high cost wholesale funding, supporting organic growth, possible acquisitions of other financial institutions and other long-term strategic opportunities
Directed Share Program Yes
Joint Book Running Managers Keefe, Bruyette & Woods / Raymond James
Co-Managers FIG Partners / D.A. Davidson
(1) Market data as of 5/1/15.

• Director, President and Chief Executive Officer
• Co-founded the company in 1993
• Began career with KPMG Peat Marwick rising to Partner and served as a Tax Partner of McGladrey
& Pullen in the Quad Cities from 1991 to 1993
• Specialized in bank taxation, taxation of closely held businesses, and mergers and acquisitions
Todd A. Gipple, CPA
• Director, EVP, Chief Financial Officer and Chief Operating Officer
• Joined QCR Holdings in January 2000
• Began career with KPMG Peat Marwick and served as a Tax Partner of McGladrey & Pullen in the
Quad Cities from 1994 to 2000
• Served as McGladrey’s Tax Partner in Charge of the Mississippi Valley Region and specialized in bank taxation, taxation of closely held businesses, and mergers and acquisitions
• Board Member (2009 – present)
Douglas M. Hultquist, CPA
Today’s Speakers

QCR HOLDINGS, INC.

a relationship driven organization®

Baraboo
Devil's Lake State Park
West Bend
Beach State Park
Decorah
Waunakee
Sun Prairie
Menomonee Falls
Mequon
Glendale
Middleton
Madison
Waukesha
Milwaukee
Mt Horeb
Fitchburg
New Berlin
Wyalusing Hardwood Forest State Natural Area
Stoughton
Franklin
Oak Creek
Waverly
Platteville
Mukwonago Park
Mt Pleasant
Racine
Janesville
Monroe
Kenosha
Cedar Falls
Big Foot Beach State Park
Dubuque
Beloit
Machesney Park
Apple River Canyon State Park
Freeport
Gurnee
Waukegan
Loves Park
Rockford
Emricson Park
Mundelein
Libertyville
Hickory Hills Park
Arlington Heights
Marion
Mississippi Palisades State Park
Schaumburg
Mt Vernon
Dekalb
Elgin
Clinton
Dixon
Elmhurst
Chicago
Wheaton
Sterling
Shabbona Lake State Park
Naperville
Cicero
Coralville
Oak Lawn
Iowa City
Silver Springs State Park
Orland Park
Davenport
Moline
Joliet
Hammond
Port Louisa National Wildlife Refuge
Muscatine
Princeton
Peru
Ottawa
Kewanee

Corporate Overview
NASDAQ – QCRH
$2.5 Billion in Assets
$1.7 Billion in Loans
$1.7 Billion in Deposits
13 Facilities
Quad City Bank & Trust (5)
Cedar Rapids Bank & Trust (2)
Rockford Bank & Trust (2)
m2 Lease Funds LLC (1)
Community Bank & Trust (3)
Shares Outstanding:
8.0 Million
Ownership:
Insiders & Benefit Plans 23.0%
Institutional & Mutual Funds 21.7%
QCR Holdings, Inc. - Founded in 1993 Headquartered in Moline, IL
Source: Company documents and SNL Financial. Financial data as 3/31/15. Ownership data as of the most recently reported period.

Equity Offering Strategic Highlights
• Bolsters capital ratios and brings TCE ratio more in-line with industry peers
• Funding restructure significantly improves net interest margin
• Shortens the time period to achieve our targeted 1.0% ROAA
• Better positions us to continue to identify and cultivate accretive M&A opportunities
• Attracts additional institutional investors
• Improves liquidity in the stock and may enhance trading performance

Investment Rationale
• $2.5B asset bank holding company with critical mass in attractive and target rich markets in Iowa and Illinois
- Top 2 bank with 11% market share in the Quad Cities, Iowa/Illinois and Top 4 in Cedar Rapids, Iowa with 8% share
- Quad Cities is the International Headquarters for John Deere, major hub for Alcoa and houses Rock Island Arsenal, the largest government-owned weapons manufacturing arsenal in the U.S.
- Cedar Rapids is the International Headquarters for Rockwell Collins and U.S. Headquarters for Aegon N.V.
• Differentiated business model with three charters allowing banks to customize solutions by market
- Lending teams and portfolios differentiated by market based upon areas of underwriting and credit expertise
- Supported by a QCRH Group Operations team that delivers operational services in a centralized and efficient manner
• Additional products and services in correspondent banking, wealth management, and leasing
- Correspondent banking – veteran correspondent banking team with depth of product offerings
- Wealth management division with $1.66B in trust accounts and $670MM in brokerage accounts
- Commercial leasing business with $182.4MM of loans / leases and ROA of 1.45%
(1)
• Strong asset quality
• Significant opportunity for market share gains and consolidation
• Trading at a discount to peers on both a tangible book value and earnings basis with peers trading at approximately
1.5x TBV and 13.0x 2015E earnings
(2)
Source: FDIC deposit market share data as provided by SNL Financial. Deposit data is as of 6/30/14 as adjusted for acquisitions to the extent discernable. Market data per SNL Financial as of 5/1/15.
(1) 2015Q1 m2 net income of $1.0MM as adjusted for 35% tax rate expressed on an annualized basis.
(2) Earnings estimates per FactSet consensus estimates and peer group based on Proxy filed 4/1/15 and excludes merger targets.

QCR Holdings, Inc.

a relationship driven organization®

Correspondent Banking
Full Service Institution
• Competitively positioned with veteran staff software,
systems and processes
• More than 160 relationships to date with total non-
interest bearing deposits of $291 million at 3/31/15
• Approximately a $64 million portfolio of
correspondent bank loans
• Provides strong source of non-interest bearing
deposits, fee income and high-quality loan
participations
Wealth Management
SBA - USDA Lending m2 Lease Funds, LLC
• $1.66B in Trust (and related) accounts and $670M
in Brokerage (and related) accounts
• Full range of product offerings including Trust
Services, Brokerage and RIA, Asset Management,
Estate Planning and Financial Planning
•
Hired 4
new business development officers in 2014
and 2015 to continue to grow AUM
• One of the leading SBA loan originators in two of
the Company’s primary markets – ramping up in the
third
• USDA loan origination focus is on the Business &
Industry Program providing guarantees to loans
originated to communities with populations < 50,000
- Cedar Rapids Bank & Trust ranks 1
st
in the
state of Iowa for dollar volume of USDA
lending and 2
nd
in the nation by dollar volume
• Quad City Bank & Trust acquired 80% ownership
August of 2005 and in September 2012 acquired
the remaining 20% ownership
• Income has grown at a 20% CAGR since 2006
• Historically strong asset quality
• Key niches with lease specialists located in IA, IL,
WI, MN, SC, NC, GA, FL and PA:
- Marine Equipment, Machinery/Machine
Tools, Office Technology, Printing, Telecom,
Bakery and Health Care

QCR HOLDINGS, INC.
a relationship driven organization

$10,000
$8,000
$6,000
$4,000
$2,000
$0
$7,083
$853
$5,171
$464
$5,008
$236
$2,846
$128
Quad Cities, IA-IL
Cedar Rapids, IA
Rockford, IL
Waterloo Cedar Falls, IA
QCRH Deposits
Competitor Deposits

12.0%
8.0%
4.0%
0.0%
9.6%
6.7%
QCRH Franchise
National Average

QCRH Market Overview
Source: SNL Financial. Deposit data as of June 30, 2014. Dollars in millions.
(1)  Weighted average by deposits. Growth rates are estimated for the period 2015- 2020.
•
Meaningful market share position in each
MSA served, with room for continued
growth
•
Each MSA falls within the top 15 largest
MSAs in IL and IA by total deposits
•
All 4 MSAs are projected to have
household income growth above the
national average
Deposit Market Share Overview ($M)
Market
Rank
2 4 9 10
Weighted Average Income Growth
(1)

QCR HOLDINGS, INC.
a relationship driven organization®

140
120
100
80
60
40
20
0
133
41
39
53
31
15
7
9
18
6
5
7
39
12
12
15
$100M - $300M
$300M - $500M
$500M - $700M
$700M - $1B
IL
IA
Southern WI

Distribution of Institutions in Targeted Markets
(1)
“Capitalizing” on Opportunities in Our Market
Source: SNL Financial.
(1) Target area includes top 25 MSAs listed in the Appendix to this presentation excluding Chicago, St. Louis and Omaha MSAs. Southern Wisconsin (defined as Milwaukee MSA and south). Excludes mutual institutions.
• Leverage renewed capital strength and relationship
driven approach to capture greater organic market
and relationship share
• Selectively pursue accretive acquisition
opportunities
• Operating markets are highly fragmented:
- 945 community banks are headquartered in
Illinois, Iowa and Wisconsin (58% are between
$100 million and $1.0 billion in assets)
- 340 community banks are headquartered in
top selected MSAs
(1)
in Illinois, Iowa and
Southern Wisconsin (61% are between $100
million and $1.0 billion in assets)
- Heavy fragmentation provides a wealth of
opportunities from which to selectively pursue
targets
• Targets will meet rigorous evaluation standards:
- Cultural and strategic fit
- Enhances competitive position
- Drives market share
- Enhances shareholder value
• QCRH operating structure attractive to targets
Total

QCR Holdings, Inc.
a relationship driven organization®

Top 25 MSAs / Iowa and Illinois
Source: SNL Financial. Deposit data as of June 30, 2014. CAGR for the period 2015- 2020.
Projected Median Projected
Deposits Number of Number of Total Population Household Median HHI
($ M ) Institutions Branches Population Growth Income CAGR
Chicago-Naperville-Elgin, IL-IN-WI $354,011 212 2,994 9,570,110 0.23% $61,244 1.11%
Saint Louis, MO-IL 93,445 134 920 2,806,626 0.18 54,888 1.17
Omaha-Council Bluffs, NE-IA 28,147 73 331 908,951 0.91 58,352 1.62
Des Moines-West Des Moines, IA 15,023 49 225 614,231 1.18 61,901 1.24
Bloomington, IL 13,715 34 66 193,887 0.69 62,503 1.76
Davenport-Moline-Rock Island, IA-IL 7,935 39 151 385,404 0.31 53,297 1.93
Peoria, IL 6,874 39 159 383,828 0.25 56,481 1.72
Cedar Rapids, IA 5,635 39 105 263,845 0.46 60,871 1.71
Springfield, IL 5,260 29 93 211,874 0.13 57,373 1.77
Rockford, IL 5,244 25 97 342,466 (0.27) 51,750 1.58
Champaign-Urbana, IL 5,034 35 105 236,754 0.37 49,194 1.71
Sioux City, IA-NE-SD 3,970 35 92 168,659 0.18 49,950 1.78
Ottawa-Peru, IL 3,639 33 85 150,509 (0.43) 51,044 1.64
Iowa City, IA 3,479 21 58 165,322 1.26 56,700 2.01
Waterloo-Cedar Falls, IA 2,974 23 70 170,496 0.42 53,367 2.33
Dubuque, IA 2,385 10 42 96,622 0.62 53,699 2.32
Ames, IA 2,090 19 40 93,608 0.79 51,321 1.47
Carbondale-Marion, IL 2,008 20 67 126,617 0.03 39,955 1.76
Kankakee, IL 1,900 18 41 111,203 (0.31) 52,213 1.79
Decatur, IL 1,893 14 40 108,351 (0.33) 46,487 1.77
Quincy, IL-MO 1,870 19 45 77,160 - 47,824 1.69
Paducah, KY-IL 1,844 15 45 97,591 (0.12) 44,754 1.71
Cape Girardeau, MO-IL 1,826 16 48 97,891 0.34 43,529 1.20
Effingham, IL 1,596 11 21 34,311 0.06 56,214 2.35
Fort Madison-Keokuk, IA-IL-MO 1,522 19 46 60,768 (0.22) 44,689 1.25
High $354,011 212 2,994 9,570,110 1.26
%
$62,503 2.35
%
Low 1,522 10 21 34,311 (0.43) 39,955 1.11
Median 3,559 24 68.5 166,991 0.25 52,755 1.72
MSA

Financial Highlights XXXXXXXXXXX

QCR HOLDINGS, INC.
a relationship driven organization®

Financial Highlights
Source: Company documents. Dollars in millions. Total loans/leases includes deferred loan/lease origination costs, net of fees. NCOs/Avg. Loans for Q1 2014 and Q1 2015 are annualized.
(1) 2013 profitability metrics include the bargain purchase gain on CNB acquisition of $1.8 million, gains on CNB branch sales of $2.3 million and the $2.3 million of acquisition and data conversion costs related to CNB acquisition.
(2) Tangible common equity is defined as total common stockholders’ equity excluding goodwill and other intangibles.
(3) Measures not recognized under GAAP and are therefore considered to be non-GAAP financial measures. Please see the Appendix to this presentation for non-GAAP reconciliations.
(4) Calculated prior to the impact of preferred dividends.
(5) Represents non-interest expenses divided by the sum of net interest income before provision for loan/lease losses and total non-interest income.
• Year over year net interest margin expansion of 14bps to 3.25%
• Year over year loans and leases growth of $161 million or ~10.8%
• EPS improved ~30% year over year, driven by an increase in income and the redemption of the remaining SBLF
• Nonperforming assets ratios remain strong
2009 2010 2011 2012
2013
(1)
2014 2014Q1 2015Q1
($ millions except per share)
12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 12/31/14 3/31/14 3/31/15
Balance Sheet
Total Assets $1,780 $1,837 $1,967 $2,094 $2,395 $2,525 $2,426 $2,492
Total Loans/Leases 1,244 1,173 1,201 1,287 1,460 1,630 1,493 1,654
Total Deposits 1,089 1,115 1,205 1,374 1,647 1,680 1,672 1,734
Tangible Common Equity
(2)(3)
62 65 76 84 113 139 121 146
Consolidated Capital
TCE / TA (%)
(2)(3)
3.49% 3.57% 3.86% 4.02% 4.71% 5.52% 5.02% 5.88%
Tieir 1 Risk Based Ratio (%) 11.14 12.12 12.24 11.27 11.45 9.52 10.61 9.11
Total Risk-Based Capital Ratio (%) 12.52 13.70 13.84 12.71 12.87 10.91 12.03 10.41
TBV Per Share
(2)(3)
$13.62 $14.19 $15.92 $17.08 $14.29 $17.50 $15.34 $18.29
Asset Quality
NPAs / Assets (%) 2.27% 2.73% 2.06% 1.41% 1.28% 1.31% 1.18% 1.21%
NCOs / Avg. Loans (%) 1.00 0.79 0.70 0.27 0.31 0.34 (0.03) 0.22
Reserves / NPLs (%) 74.94 49.49 58.70 78.47 104.7 114.78 121.58 144.35
Profitability
Net Income to Common ($2.1) $2.5 $4.4 $9.1 $11.8 $13.9 $3.2 $4.2
ROAA (%)
(4)
0.10% 0.36% 0.51% 0.62% 0.64% 0.61% 0.64% 0.67%
ROAE (%)
(4)
1.43 5.03 7.09 8.90 10.24 10.48 10.37 11.28
NIM (%) 3.14 2.92 3.08 3.14 3.03 3.15 3.11 3.25
Efficiency Ratio (%)
(5)
70.89 74.38 71.21 70.36 71.66 72.47 74.74 71.71
Diluted EPS ($0.46) $0.53
$0.92.
$1.85 $2.08 $1.72 $0.40 $0.52

a relationship driven organization®

In Millions
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
QCBT
CRBT
RBT & m2
CBT
Dec.94
Dec.95
Dec.96
Dec.97
Dec.98
Dec.99
Dec.00
Dec.01
Dec.02
Dec.03
Dec.04
Dec.05
Dec.06
Dec.07
Dec.08
Dec.09
Dec.10
Dec.11
Dec.12
Dec.13
Dec.14

16 Total Consolidated Assets CAGR From 1994-2014: 21.26% Source: Company documents. Dollars in millions.

QCR Holdings, Inc.
a relationship driven organization®

$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
In Millions
$1,284
$77
$116
$104
$594
$394
$1,456
$76
$147
$129
$672
$432
$1,623
$73
$159
$166
$702
$524
$1,647
$72
$164
$167
$710
$535
2012
2013
2014
2015 Q1
Commercial & Industrial
Commercial RE
Direct Fin. Leases
Residential RE
Consumer & Other

Loan Growth Trend
(1)
Strong Commercial Loan Growth
Source: Company documents. Dollars in millions.
(1) Loan composition excludes deferred loan/lease origination costs, net of fees.
(2) Includes Commercial & Industrial, Commercial RE and Direct Financing Leases.
•
C&I and Direct Financing Lease
balances grew approximately 24% and
30%, respectively from 2013 to 2015Q1
•
13% overall loan growth from 2013 to
2015Q1 represented all organic growth
•
Commercial lending
(2)
represents more
than 85% of the portfolio
•
2013 loan growth supplemented by
acquisition of Community National
Bancorporation

a relationship driven organization®

$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
In Millions
$104
$129
$71
$166
$100
$167
$23
2012
2013
2014
2015Q1
Leases Outstanding
New Leases Originated

Lease Asset Generation
m2 Lease Funds LLC Overview
Source: Company documents. Dollars in millions.
•
National equipment leasing platform
•
Focus includes commercial equipment
and assets, medical equipment, and
vehicles classified as heavy equipment
•
High yield portfolio; average gross yield for
Q1 2015 was approximately 8.4%
•
Historically strong asset quality
•
Target of 10% of consolidated assets
(~7.4% as of 3/31/15)

QCR HOLDINGS, INC.
a relationship driven organization®

$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
In Millions
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2.06%
$62.7
1.41%
$48.2
1.28%
$43.5
1.31%
$35.7
1.21%
$30.5
2011
2012
2013
2014
2015 Q1
Classified Loans ($M)
NPAs / Assets (%)

$30.1M
Other Real Estate Owned & Rep. Assets 45.1%
Nonaccrual Loans / Leases 48.2%
Troubled Debt Restructures - Accruing 4.5%
Accruing Loans / Leases 90+ Days PD 2.2%

Classified Loans ($M) & NPAs / Assets
Asset Quality Overview
Source: Company documents. Dollars in millions.
Nonperforming Assets Composition – 2015Q1
•
Management continues to focus on maintaining excellent asset quality and resolving problem assets
•
Potential problem assets in the form of classified loans continued their steady decline in 2015Q1; down more than 51% from 2011

QCR HOLDINGS, INC.
a relationship driven organization®

Average Funding Base - 2010
Evolution of Funding Base
Source: Company documents. Dollars in millions.
Average Funding Base – 2015Q1
2010 Cost of Funds: 1.79%
2010 Cost of Deposits: 1.13%
2015Q1 Cost of Funds: 0.72%
2015Q1 Cost of Deposits: 0.25%
Borrowings
33.4%
Noninterest
Bearing
Deposits
13.7%
$1,684M
Interest
Bearing
Demand
Deposits
25.3%
Time Deposits
27.6%
Borrowings
24.8%
Noninterest
Bearing
Deposits
25.2%
Interest
Bearing
Demand
Deposits
33.9%
Time Deposits
16.1%
$2,324M

QCR HOLDINGS, INC.
a relationship driven organization®

Funding Restructure Impact
Source: Management and company filings. Dollars in millions.
(1) Calculated as 3/31/15 amount outstanding multiplied by the Q1 2015 weighted average rate.
(2) Net of funding costs required to remain net-neutral on duration. The estimated weighted average cost of the replacement funding is 1.03% resulting in an estimated pre-tax benefit of 3.21%.
(3) Represents estimated margin improvement on an annualized basis.
(4) Estimated on a standalone basis, excluding the impact of potential earnings on the net proceeds of the capital raise.
• Funding restructuring
can provide an
estimated 13 basis
points
(3)
improvement
in net interest margin
• Estimated after-tax
earnings impact of
approximately $2.2
million
(4)
represents
an estimated 9 basis
points of ROAA based
on Q1 2015 average
balances
($ millions)
3/31/15
Amount
Outstanding
Q1 2015
Weighted
Average
Rate
Estimated
Pre-Tax
Interest
Expense
Savings
(1)
Subordinated Debt
(Series A)
$2.7 6.00% $0.2
Senior Term Debt $16.5
3ML +
300bps
(3.27%)
$0.5
Estimated Borrowings
Restructure
$85.5 4.24% $2.7
(2)
Estimated Total $104.7 4.13% $3.4

QCR HOLDINGS, INC.
a relationship driven organization®

$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
In Millions
8.2% CAGR from 2010 – 2014
$66.1
$16.2
$49.9
$70.5
$16.4
$54.1
$75.4
$17.8
$57.6
$85.9
$21.8
$64.1
$90.5
$21.4
$69.1
$21.5
$4.7
$16.8
$23.7
$5.9
$17.8
2010
2011
2012
2013
2014
2014Q1
2015Q1
Net Interest Income
Noninterest Income (1)

Continued Strong Top Line Revenue Growth Trends ($M)
Attractive Revenue Mix & Growth Trend
Source: Company documents. Dollars in millions.
(1) Excludes securities gains, bargain purchase gains, gains on sales of branches and loss on sale of OREO.
•
Strong fee income streams
provide stability and complement
to spread revenue
•
Key Differentiators:
-
Wealth Management
($2.3B in AUM)
-
Correspondent banking
(160+ relationships)
-
SBA / USDA guaranteed
loans
10.2% Y-o-Y
Growth

In Millions
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$2.5
$4.4
$9.1
$11.8
$13.9
$3.2
$4.2
2010
2011
2012
2013
2014
2014Q1
2015Q1

Net Income to Common Shareholders ($M)
Improving Returns for Common Shareholders
Source: Company documents. Dollars in millions.
Approximately ~54% Net Income to Common CAGR From 2010 – 2014; 31% Growth From 2014Q1 – 2015Q1

QCR Holdings, Inc.
a relationship driven organization®

Strategies To Achieve A 1.0% ROAA
Source: Management.
(1) Includes borrowings and brokered deposits.
• Increase loans and leases to more than 70% of total assets (66% as of 3/31/15)
• Continued reductions in wholesale funding to less than 15% of assets (26% as of
3/31/15
(1)
)
• Increase gain on sale of USDA and SBA loans to a more significant and consistent component of core revenue
• Grow wealth management fee income by 15% annually (14.8% CAGR from 2010-2014)
• Eliminate identified noninterest expenses and manage annual expense growth
• Return asset quality metrics to better than peer levels
• Participate as an acquirer in the consolidation taking place in our markets to further boost ROAA and improve efficiency ratio
Strategic Initiatives to Achieve 1.0% ROAA

Concluding Remarks XXXXXXXXXXX

Concluding Remarks
• Critical mass in attractive and target rich markets in Iowa and Illinois
• 3 charter model allows subsidiary banks to customize solutions by market
• Differentiated product offering includes correspondent banking, wealth management, leasing and SBA/USDA lending
• Strong asset quality
• Significant opportunity for market share gains and consolidation
• Attractively valued relative to peer institutions

QCR
HOLDINGS, INC.
a relationship driven organization®

3551 7 th Street Moline, Illinois 61265 www.qcrh.com

Appendix XXXXXXXXXXX

History of QCR Holdings, Inc.
1993 Founded by Mike Bauer and Doug Hultquist - $14 Million IPO
1994 Quad City Bank & Trust (De Novo) – Currently $1.3 Billion in Assets
1995 Quad City Bancard Formed
2001 Cedar Rapids Bank & Trust (De Novo) – Currently $855 Million in Assets (includes Community Bank & Trust branches)
2005 Rockford Bank & Trust (De Novo) – Currently $355 Million in Assets
2005 Quad City Bank & Trust acquires 80% ownership of m2 Lease Funds, LLC
2007 First Wisconsin Bank & Trust (De Novo) – Milwaukee, WI
2008 Quad City Bancard sells Merchant Acquiring Business
2008 Sale of First Wisconsin Bank & Trust – Milwaukee, WI
2012 Quad City Bank & Trust acquires remaining 20% ownership of m2 Lease Funds, LLC – Currently $183 Million in Assets
2013 Quad City Bank & Trust Sells its credit card portfolio & servicing to Fifth Third Bank – January 31, 2013
2013 QCR Holdings acquires Community National Bancorporation and Community National Bank (CNB) on May 13, 2013
2013 Community National Bank merges with Cedar Rapids Bank & Trust on October 26, 2013 and begins operating as a division of Cedar Rapids Bank & Trust under the name Community Bank & Trust. (QCR Holdings sells Mason City, IA branches of CNB to Clear Lake Bank & Trust on October 4, 2013 and Austin, MN branches of CNB to
Eastwood Bank on October 11, 2013.) (Assets included with Cedar Rapids Bank & Trust – above)
Source: Company documents. Subsidiary assets as of 3/31/15.

Executive Management Team
DOUGLAS M. HULTQUIST, CPA
President and Chief Executive Officer
37 Years in Banking / Financial Services
TODD A. GIPPLE, CPA
Executive Vice President,
Chief Operating Officer and Chief Financial  Officer
29 Years in Banking / Financial Services
JOHN H. ANDERSON
President and Chief Executive Officer,
Quad City Bank and Trust Company
Chief Deposit Officer, QCR Holdings, Inc.
28 Years in Banking / Financial Services
PETER J. BENSON
Executive Vice President, Chief Legal Counsel
32 years in Corporate and Personal Legal Services
STACEY J. BENTLEY
President and Chief Executive Officer,
Community Bank & Trust
34 Years in Banking / Financial Services
THOMAS D. BUDD
President and Chief Executive Officer,
Rockford Bank and Trust Company
28 Years in Banking / Financial Services
CHARLES S. BULLOCK
Executive Vice President,
Rockford Bank and Trust Company
43 Years in Banking / Financial Services
RICH W. COUCH
President and Chief Executive Officer,
m2 Lease Funds, LLC
27 Years in Banking / Financial Services
JILL A. DEKEYSER
Senior Vice President, Director of Human Resources
11 Years in Banking / Financial Services
JOHN R. ENGELBRECHT, MBA
President and Chief Executive Officer,
m2 Lease Funds, LLC
40 Years in Banking / Financial Services
SHAWNA M. GRAHAM,
CBA, CIA, CISA, CRP, MBA, CCBCO
Senior Vice President, Director of Risk Management
26 Years in Banking / Financial Services
LARRY J. HELLING
President and Chief Executive Officer,
Cedar Rapids Bank and Trust Company
Executive Vice President and Chief Lending Officer,
QCR Holdings, Inc.
35 Years in Banking / Financial Services
JOHN R. MCEVOY, JR.
Executive Vice President,
Chief Operations Officer & Cashier
Quad City Bank and Trust Company
38 Years in Banking / Financial Services
DANA L. NICHOLS
Executive Vice President, Chief Credit Officer,
26 Years in Banking / Financial Services
JOHN A. RODRIGUEZ, CCM
Executive Vice President,
Deposit Operations / Information Services
32 Years in Banking / Financial Services
M. RANDOLPH WESTLUND, CFA
Executive Vice President,
Chief Investment Officer
27 Years in Banking / Financial Services
CATHIE S. WHITESIDE, MBA
Executive Vice President,
Corporate Strategy, Human Resources and Branding
7 Years in Banking / Financial Services
MICHAEL J. WYFFELS
Senior Vice President,
Chief Information Officer
25 Years in Banking / Financial Services

• 3 distinct (yet similar) operating charters – able to customize solutions by market
• Managed by local veteran bankers, governed by local Board of Directors, local decisions, local solutions, enhanced market specific knowledge
• 3 charters supported by QCRH Group Operations team that delivers operational services in a centralized and efficient manner
• Credit quality historically better than peers
• Historic deposit growth better than peers
• Historic loan growth better than peers
• Top 5 Deposit market share in Quad Cities and Cedar Rapids
• Top 10 Deposit market share in Rockford and Waterloo/Cedar Falls
• High touch service delivered locally by knowledgeable advisors
• Opportunities in Correspondent Banking, Wealth Management, SBA/USDA lending, and m2
Leasing
The Strategic Value of our Separate Charters

QCR Holdings, Inc.

a relationship driven organization®

Quad City Bank & Trust

Quad City Bank & Trust
John H. Anderson, President & CEO
Assets: $1.3 Billion (as of 3/31/15)
Population: 385,404
Market Deposits: $7.9 Billion
Ranked 2   with 10.8% market share and over $850 Million in
deposits in Davenport-Moline-Rock Island MSA
Finalist 2013 and 2014 – Quad Cities Best Place to Work.
Major Employers
Rock Island Arsenal
Deere & Company
Genesis Health Systems
HNI Corporation  / The Hon Company / Allsteel
Trinity Regional Health Systems
Tyson Fresh Meats
Alcoa
Kraft
3M
Excelon
Highlights – Quad Cities
• The Rock Island Arsenal is the largest government-owned military weapons manufacturing arsenal in the United States
• Alcoa (Quad Cities) is the world’s premier aerospace supply plant – the hub of Alcoa’s $3B aerospace business – $300MM expansion completed
January 2014 creating 150 new jobs
• International Headquarters for Deere & Company
• Genesis Systems Group, one of North America’s largest robotic integrators, completed a $4.6MM expansion in 2014
• Material Control Systems (MATCON) completed a new $10MM logistics facility and added 150 new jobs
• Ranked 16 in the nation for high-tech job growth
• Ranked as a Top 50 Military Friendly Community
• Top 5 Defense & Aerospace Community
• Ranked 15 in the nation for manufacturing job growth
What They’re Saying About the Quad Cities
Quad City Chamber: June 2014
“The Quad Cities offers unparalleled access to major Midwestern and global markets, making it a prime location for logistics, distribution and warehousing companies. With over 37 million people living within a 300 mile radius, businesses have easy and efficient access to a strong network of suppliers and customers.”
Source: FDIC deposit market share data as provided by SNL Financial. Deposit data is as of 6/30/14 as adjusted for acquisitions to the extent discernable.
nd
th
th

Cedar Rapids Bank & Trust
Major Employers
Rockwell Collins
Aegon USA
St. Luke’s Hospital
Mercy Medical Center
Whirlpool Corporation
Kirkwood Community College
Quaker Food and Snacks
Cedar Rapids Community Schools
Amana Refrigeration
MCI
General Mills
Archer Daniels Midland
• International Headquarters for Rockwell Collins
• U.S. Headquarters for Aegon USA
• Downtown Revitalization – Double Tree by Hilton Cedar Rapids
Convention Complex $144MM, 2 year project resulted in 100,000 sq/ft convention center and 267 room Double Tree Hotel
• CRST International constructing 11-story, 113,000 sq/ft, $37MM world headquarters building in downtown, expected to be completed in Q1 2016
• Other downtown projects: PCI Medical Mall, Mercy Cancer Center,
Kingston Commons Condominiums, Public Library, City Hall, Fire Station
• Top city in Iowa for “Liveability” and 29
th
in the country
• Top 10 Healthiest Small Cities (Daily Finance, Feb. 2014)
• Top 10 National Civic League’s All American Cities 2014
• The largest corn-processing city in the world.
• The second largest producer of wind energy in the United States
• Top 10 (#6) Best Cities to Move to (MSN Real-estate, January 2014)
Cedar Rapids Metro Economic Alliance: June 2014
“Cedar Rapids is the second largest city in Iowa and is considered an economic hub of the state, located in the core of the Interstate 380
Technology Corridor. Relatively low cost of living expenses and high income levels give residents 10% more purchasing power than other Iowans and 13%
more than the average U.S. resident.”
Highlights - Cedar Rapids
What They’re Saying About Cedar Rapids
* Includes the assets of Community Bank & Trust
Source: FDIC deposit market share data as provided by SNL Financial. Deposit data is as of 6/30/14 as adjusted for acquisitions to the extent discernable.
Larry J. Helling, President & CEO
Assets: $855 Million* (as of 3/31/15)
Population: 263,845
Market Deposits: $5.6 Billion
Top 4 bank with 8.2% market share and over $464 Million
in deposits in Cedar Rapids MSA
2014 Finalist – Coolest Place to Work in Cedar Rapids

QCR
HOLDINGS, INC.
a relationship driven organization®

RB&T ROCKFORD BANK & TRUST

Rockford Bank & Trust
Thomas D. Budd, President & CEO
Assets: $355 Million (as of 3/31/15)
Population: 342,466
Market Deposits: $5.2 Billion
Ranked 9 th with 4.5% market share and over $236 Million in
deposits in Rockford MSA
Major Employers
Rockford Public School District
Swedish American Health Systems
Chrysler (Belvidere Assembly Plant)
Rockford Health System
Hamilton Sundstrand
Wal-Mart Stores
OSF St. Anthony Medical Center
Winnebago County
Woodward, Inc.
UPS
• AAR (largest aircraft maintenance company in North America, and third largest in the world)
will open a new facility at Chicago Rockford Airport generating jobs for 500 people
• Rock Valley College building $5.1MM aviation maintenance training center to better serve the region’s aerospace industry and attract business and jobs to Rockford
• Logistical Operations Hub – Current home to large-scale UPS and Con-way Freight, recent ground breaking for FedEx facility generating 150 new jobs
• Downtown revitalization – 150 room, $54MM hotel and convention center developed by
Gorman & Co.
• Riverfront sports complex, $18MM, 115,000 sq/ft to be one of the largest in the Midwest
• Top 10 in the Most Affordable MSA’s in America
• Considered Illinois’ second largest city
• 6
th
highest concentration of Aerospace production employment in the U.S.
• Named lead bank in approved loans to Veteran-owned businesses in Illinois
• Top 20 “Best Cities for Manufacturing Jobs”
Rockford Chamber of Commerce: June 2014
“Rockford, as part of the greater Chicago region, is part of the third largest multi-modal system in the world and largest in the United States. From the Rockford area, businesses can reach 80% of U.S. households within a 24-hour truck drive. The Rockford Region is within a one hour drive of O’Hare International Airport, one of three truly global airports in the U.S.”.
Highlights - Rockford
What They’re Saying About Rockford
Source: FDIC deposit market share data as provided by SNL Financial. Deposit data is as of 6/30/14 as adjusted for acquisitions to the extent discernable.

QCR HOLDINGS, INC.
a relationship driven organization®

COMMUNITY BANK & TRUST
A Division of Cedar Rapids Bank & Trust

Community Bank & Trust
Stacey J. Bentley, President & CEO
Assets: $120 Million* (as of 3/31/15)
Population: 170,496
Market Deposits: $3.0 Billion
Top 10 bank with 4.3% market share and over $127 Million in
deposits in Waterloo / Cedar Falls MSA
Major Employers
John Deere
Wheaton Franciscan Healthcare
Tyson Fresh Meats
Allen Memorial Hospital
University of Northern Iowa
Target Regional Distribution Center
Area Education Agency 267
Omega Cabinetry Ltd.
CBE Companies, Inc.
Bertch Cabinets
Highlights – Waterloo/Cedar Falls
Greater Cedar Valley Chamber of Commerce: June 2014
“The Cedar Valley location is perfect if your business needs access to some of the great metropolitan hubs of the Midwest. Within five hours of the Cedar Valley, you can reach ten metro areas including Chicago, St. Louis, Milwaukee, Minneapolis, and
Omaha.”
• John Deere investing $40MM in its tractor testing labs, adding 62,000 sq/ft of additional space
• John Deere recently completed $150MM modernization of John Deere Foundry – total investment by Deere in Waterloo in the last decade equals $1B
• The city of Waterloo provisionally approved for $12MM in funding for the Techworks
Campus Reinvestment District (June 2014). The District projects a capital investment of $74.1MM to include a John Deere training center and hotel.
• First Gigabit city in Iowa and one of eight in the U.S.
• Cost of living is 11% below the national average
• Waterloo-Cedar Falls is a Blue Zones Demonstration Community
• Community Bank & Trust became the 1
st
Iowa bank designated
as a Blue Zone Worksite
• The University of Northern Iowa is ranked 2
nd
in the “Best Regional Universities
Midwest”
category for public universities (US News & World Reports, 2013)
What They’re Saying About Waterloo-Cedar Falls
* Assets also included in the total for Cedar Rapids Bank & Trust
Source: FDIC deposit market share data as provided by SNL Financial. Deposit data is as of 6/30/14 as adjusted for acquisitions to the extent discernable.

QCR Holdings, Inc.
a relationship driven organization®

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share
Non-GAAP Reconciliations
Source: Company documents. Dollars in thousands.
As of and for the As of and for the
Year Ended Quarter Ended
December 31, March 31,
($ in thousands, except per share data) 2009 2010 2011 2012 2013 2014 2014 2015
Tangible common equity
Total equity 125,595 $          132,571 $          144,433 $          140,434 $          147,577 $          144,079 $          141,357 $          150,996 $
Less: Preferred Equity 58,578               62,214               63,386               53,163               29,824               -                          14,824               -
Less: Noncontrolling interests 1,700                 1,648                 2,052                 -                          -                          -                          -                          -
Less: Goodwill and intangible assets 3,294                 3,280                 3,262                 3,252                 5,107                 4,894                 5,055                 4,844
Tangible common equity 62,024 $           65,429 $           75,733 $           84,019 $           112,646 $         139,185 $         121,478 $         146,152 $
Tangible book value per share 13.62 $             14.19 $             15.92 $             17.08 $             14.29 $             17.50 $             15.34 $             18.29 $
Tangible Assets
Total assets 1,779,646 $       1,836,635 $       1,966,610 $       2,093,730 $       2,394,953 $       2,524,958 $       2,426,319 $       2,491,659 $
Less: Goodwill and intangible assets 3,294                 3,280                 3,262                 3,252                 5,107                 4,894                 5,055                 4,844
Tangible assets 1,776,352 $       1,833,355 $       1,963,348 $       2,090,478 $       2,389,846 $       2,520,064 $       2,421,264 $       2,486,815 $
Tangible common equity to tangible assets 3.49% 3.57% 3.86% 4.02% 4.71% 5.52% 5.02% 5.88%